Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 2 to the registration statement of EDG Capital, Inc. on Form SB-2 of our audit of EDG Capital, Inc. and subsidiary as of December 31, 2000, and for the year then ended. We also consent to the references to our firm under the caption "Experts."


/s/ Lazar, Levine & Felix LLP
New York, New York
June 8, 2001